AT&T Reports Fourth-Quarter and Full-Year Results

Solid wireless, fiber and HBO Max subscriber gains with continuing strong cash flows

Fourth-Quarter Consolidated Results
•Consolidated revenues of $45.7 billion
•Cash from operations of $10.1 billion
•Capital expenditures of $2.4 billion; gross capital investment of $4.3 billion1
•Free cash flow of $7.7 billion2; total dividend payout ratio of 49%3
•Reported EPS of ($1.95) due to non-cash charges compared to $0.33 diluted EPS in the year-ago quarter
•Adjusted EPS of $0.75 compared to $0.89 in the year-ago quarter
◦Includes COVID-19 impacts of ($0.08): $0.01 incremental cost reductions and ($0.09) of estimated revenues

Full-Year Consolidated Results
•Consolidated revenues of $171.8 billion
•Cash from operations of $43.1 billion
•Capital expenditures of $15.7 billion; gross capital investment of $19.7 billion1
•Free cash flow of $27.5 billion2; total dividend payout ratio 55%3
•Reported EPS of ($0.75) due to non-cash charges compared to $1.89 diluted EPS in the prior year
•Adjusted EPS of $3.18 compared to $3.57 in the prior year
◦Includes COVID-19 impacts of ($0.43): ($0.10) of incremental costs and ($0.33) of estimated revenues

Note: AT&T’s fourth-quarter earnings conference call will be webcast at 8:30 a.m. ET on Wednesday, January 27, 2021. The webcast and related materials will be available on AT&T’s Investor Relations website at https://investors.att.com.

DALLAS, January 27, 2021 — AT&T Inc. (NYSE:T) reported fourth-quarter results that showed continuing subscriber growth in wireless, fiber and HBO Max while continuing to reflect strong cash flows and financial strength.

“We ended the year with strong momentum in our market focus areas of broadband connectivity and software-based entertainment,” said John Stankey, AT&T CEO. “By investing in our high-quality wireless customer base, we had our best full-year of postpaid phone net adds in a decade and our second lowest postpaid phone churn ever. Our fiber broadband net adds passed the 1 million mark for the year. And the release of Wonder Woman 1984 helped drive our domestic HBO Max and HBO subscribers to more than 41 million, a full two years faster than our initial forecast.”

Fourth-Quarter Highlights

Communications
•Mobility:
◦800,000 postpaid phone net adds; 1.5 million for full year
◦1.2 million postpaid net adds; 2.2 million for full year
◦Nearly 6 million total domestic wireless net adds
◦Postpaid phone churn of 0.76%, second-lowest quarter ever; full-year churn of 0.79%
◦Revenues up 7.6%; service revenues up 0.5%; equipment revenues up 28.3%
◦Nation’s fastest 5G wireless network and, for the 8th consecutive quarter in a row, the fastest network in the nation4

•Broadband:
◦273,000 AT&T Fiber net adds; more than 1 million for full year
◦Solid IP broadband ARPU growth of 4.6% growth

•Video:
◦AT&T TV gains helped offset premium TV loss
▪617,000 net loss, the result of lower churn and higher quality base

WarnerMedia
•Total domestic HBO and HBO Max subscribers5 top 41 million and nearly 61 million6 worldwide
•HBO Max activations doubled since end of third-quarter 2020; 17.2 million as of end of 4Q

Consolidated Financial Results
AT&T’s consolidated revenues for the fourth quarter totaled $45.7 billion versus $46.8 billion in the year-ago quarter. The COVID-19 pandemic impacted revenues across most businesses, particularly WarnerMedia and domestic wireless service revenues, which were pressured from lower international roaming. For the quarter, revenue declines included domestic video, Warner Bros. television and theatrical products, legacy wireline services, and Latin America, which includes foreign exchange pressure. These declines were partly offset by higher domestic wireless revenues, primarily from equipment sales.

Operating expenses were $56.4 billion versus $41.5 billion in the year-ago quarter. Expenses increased due to higher non-cash asset impairments and abandonments (including $15.5 billion for the Video business), higher domestic wireless equipment costs and higher HBO Max investments. These increases were partially offset by lower Video and Warner Bros. costs associated with lower revenues and foreign exchange impacts on Latin America expenses.

Operating income/(loss) was ($10.7) billion versus $5.3 billion in the year-ago quarter due to the non-cash asset impairments in the quarter and the impact of lower revenues. Operating income margin was (23.5%) versus 11.4% in the year-ago quarter. When adjusted for non-cash asset impairments, merger-amortization costs and other items, operating income was $7.8 billion versus $9.2 billion in the year-ago quarter, and operating income margin was 17.1% versus 19.6% in the year-ago quarter.

Fourth-quarter net loss attributable to common stock was ($13.9) billion, or ($1.95) per common share, versus net income attributable to common stock of $2.4 billion, or $0.33 per diluted common share, in the year-ago quarter. Adjusting for $2.70, which includes asset impairments, an actuarial loss on benefit plans, merger-amortization costs and other items, earnings per diluted common share was $0.75 compared to an adjusted $0.89 in the year-ago quarter. The company did not adjust for COVID-19 impacts of ($0.08): $0.01 incremental cost reductions and ($0.09) of estimated revenues.

Cash from operating activities was $10.1 billion, and capital expenditures were $2.4 billion. Gross capital investment – which consists of capital expenditures, cash payments for vendor payments and excludes FirstNet reimbursements – totaled $4.3 billion. Capital investment – which consists of capital expenditures plus cash payments for vendor financing – totaled $3.4 billion, which includes $1.0 billion of cash payments for vendor financing and $920 million of FirstNet reimbursements. Free cash flow – cash from operating activities minus capital expenditures – was $7.7 billion for the quarter. Net debt declined by $1.6 billion sequentially in the quarter, and net debt to adjusted EBITDA at the end of the fourth quarter was 2.70x.7

Full-Year Results
For full-year 2020 when compared with 2019 results, AT&T's consolidated revenues totaled $171.8 billion versus $181.2 billion. The COVID-19 pandemic impacted revenues across all businesses, particularly WarnerMedia and domestic wireless service revenues, which were pressured from lower international roaming. Declines at WarnerMedia included lower content and advertising revenues, in part due to COVID-19. Revenues also declined in domestic video, legacy wireline services and Latin America, which was impacted by foreign exchange pressures. Growth from domestic wireless equipment and strategic and managed services partly offset these declines.

Operating expenses were $165.4 billion in 2020 compared with $153.2 billion in 2019, primarily due to non-cash asset impairments and abandonments that were $17.4 billion higher than in 2019, costs relating to launching and operating HBO Max, higher domestic wireless equipment costs, incremental COVID-19 costs, higher severance charges, and higher subscriber acquisition and fulfillment costs. These increases were partially offset by lower Video and WarnerMedia costs from lower revenues, foreign exchange impacts on Latin America expenses, a one-time spectrum gain and cost efficiencies.

Compared with results from 2019, operating income was $6.4 billion, down 77.1% primarily due to higher asset impairments and abandonments and COVID-19 impacts; and operating income margin was 3.7% versus 15.4%. With adjustments for both years, operating income was $34.1 billion versus $38.6 billion in 2019, and operating income margin was 19.8% versus 21.3%.

2020 net loss attributable to common stock was ($5.4) billion, or ($0.75) per common share, versus net income attributable to common stock of $13.9 billion, or $1.89 per diluted common share, in 2019. With adjustments for both years, earnings per diluted common share was $3.18 compared to $3.57 in 2019.

Cash from operating activities was $43.1 billion, and capital expenditures were $15.7 billion. Gross capital investment – which includes capital expenditures, cash payments for vendor financing and excludes FirstNet reimbursements – was $19.7 billion. Capital investment – which consists of capital expenditures plus cash payments for vendor financing – totaled $18.6 billion, including $3.0 billion of cash payments for vendor financing and $1.1 billion of FirstNet reimbursements. Full-year free cash flow2 was $27.5 billion compared to $29.0 billion in 2019. The company’s free cash flow total dividend payout ratio for the full year was 55%.3 Net debt declined by $3.5 billion in the year.

2021 Outlook
In 2021, the company expects:

•Consolidated revenue growth in the 1% range
•Adjusted EPS to be stable with 20209
•Gross capital investment1 in the $21 billion range with capital expenditures in the $18 billion range
•2021 free cash flow8 in the $26 billion range, with a full-year total dividend payout ratio in the high 50’s% range.3

1Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes FirstNet reimbursements. In 4Q20, gross capital investment included $1 billion in vendor financing payments and excluded $920 million of FirstNet reimbursements. In 2020, gross capital investment included $3.0 billion in vendor financing payments and excluded $1.1 billion of FirstNet reimbursements. In 2021, vendor financing payments are expected to be in the $2 billion range and FirstNet reimbursements are expected to be about $1 billion.
2 Free cash flow is a non-GAAP financial measure that is used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities minus capital expenditures. For 2020, Cash from operating activities was $43.1 billion and 2020 capital expenditures were $15.7 billion.
3 Free cash flow total dividend payout ratio is total dividends paid divided by free cash flow. In 4Q20, total dividends paid were $3.7 billion. For full-year 2020, dividends paid totaled $15.0 billion.
4 Fastest 5G network based on AT&T analysis of Ookla® of Speedtest Intelligence® data median 5G download speeds for Q4 2020. Fastest network based on analysis by Ookla® of Speedtest Intelligence® data of average download speeds for Q1, Q2, Q3 and Q4 2019, and median download speeds for Q1, Q2, Q3 and Q4 2020. Ookla trademarks used under license and reprinted with permission.
5 Domestic HBO Max and HBO subscribers exclude customers that are part of a free trial.

6 Worldwide HBO Max and HBO subscribers consist of domestic and international HBO subscribers and domestic HBO Max subscribers and excludes basic subscribers and Cinemax subscribers.
7Net Debt to adjusted EBITDA ratios are non-GAAP financial measures that are used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters of Adjusted EBITDA.
8 Free cash flow is cash from operating activities minus capital expenditures. Due to high variability and difficulty in predicting items that impact cash from operating activities and capital expenditures, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.
9 The company expects adjustments to 2021 reported diluted EPS to include merger-related amortization in the range of $5.9 billion and other adjustments, a non-cash mark-to-market benefit plan gain/loss, and other items. Expect the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our 2021 EPS depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between our non-GAAP metrics and the reported GAAP metrics without unreasonable effort9

*About AT&T
AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. AT&T Communications provides more than 100 million U.S. consumers with entertainment and communications experiences across TV, mobile and broadband. Plus, it serves high-speed, highly secure connectivity and smart solutions to nearly 3 million business customers. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. Xandr, now part of WarnerMedia, provides marketers with innovative and relevant advertising solutions for consumers around premium video content and digital advertising through its platform. AT&T Latin America provides pay-TV services across 10 countries and territories in Latin America and the Caribbean and wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2021 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: 214-912-8541
Email: fletcher.cook@att.com

Daphne Avila
AT&T Inc.
Phone: (972) 266-3866
Email: daphne.avila@att.com